EXHIBIT 10.1

TAX DIFFERENTIAL ON SUPPLEMENTAL WAGES AGREEMENT

This TAX DIFFERENTIAL ON SUPPLEMENTAL WAGES AGREEMENT (this “Agreement”), entered into as of November 1, 2019 (the “Effective Date”), is made by and between Columbia Sportswear Company, an Oregon corporation (together with its direct and indirect subsidiaries, successors and permitted assigns under this Agreement, the “Company”), and Franco Fogliato (“Executive”)(Executive together with the Company, the “Parties”, and each individually, a “Party”).
WHEREAS, the Company employs Executive as its Executive Vice President, Americas General Manager;
WHEREAS, the location of Executive’s employment at Avenue des Morgines 12, Geneva Business Center, Petit-Lancy, 1213 Switzerland (the “Original Jurisdiction”) was ended effective July 31, 2017 and transferred to 14375 NW Science Park Dr, Portland, OR, 97229, United States (the “Relocation Jurisdiction”) effective September 4, 2017 (the “Relocation Date”);
WHEREAS, on the Relocation Date Executive had certain awards from the Company outstanding, including the stock options, restricted stock unit awards, short-term and long-term cash awards listed on Exhibit A, attached hereto and incorporated by reference herein (the “Trailing Benefits”), which were earned in part while employed with the Company in the Original Jurisdiction and are subject to various vesting restrictions or have not yet been exercised;
WHEREAS, income tax liabilities and other applicable tax liabilities, as may be determined in the sole and absolute discretion of the Committee, are incurred by Executive as a result of the Trailing Benefits vesting or being exercised or settled (“Trailing Benefit Tax Liabilities”);
WHEREAS, the amount of such Trailing Benefit Tax Liabilities is dependent on the time spent in each jurisdiction in which Executive was located during the vesting period or prior to the time of exercise; and
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its shareholders to provide Executive with tax differential payment(s) on foreign earned supplemental wages to ensure that Executive’s burden for the Trailing Benefit Tax Liabilities will remain at a similar level as if Executive were employed solely in the Original Jurisdiction subject to the terms of this Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the Parties agree as follows:

1.
Term. This Agreement shall terminate on the earlier of (i) the date that no Trailing Benefit Tax Liabilities remain outstanding and all Trailing Benefits are vested, exercised or expired or (ii) the date Executive’s employment with the Company is terminated for any reason. The Company reserves the right to terminate this Agreement at any time if Executive does not comply with the immigration and/or work permit documentation requirements for working in Portland, Oregon, United States or if at any time, in the sole opinion of the Committee, the Executive exhibits gross misconduct. Upon termination of this Agreement, Executive will be personally liable for any and all tax liabilities and any tax return preparation.

2.	Tax Preparation Services. For the taxable years in which Trailing Benefit Tax Liabilities are incurred, the Company will, at its cost, contract with KPMG US LLP or a diffirent tax advisor as chosen by the Company (the “Tax Firm”) to complete the following on the Executive’s behalf (the “Tax Preparation Services”):

a.
prepare Swiss tax returns in order to properly report income earned while working in Original Jurisdiction and determine Swiss taxes that are owed under all applicable Swiss tax laws. This service may include tax consultation with a European office of the Tax Firm, at the Company’s cost; and

b.	prepare U.S. Federal and Oregon State income tax returns in order to properly report income earned while working in Relocation Jurisdiction.
To facilitate the Tax Preparation Services and the Tax Differential Calculations, Executive agrees to provide the Tax Firm such information that the Tax Firm reasonably requires in order to perform the Tax Preparation Services and the Tax Differential Calculations in a timely fashion.

3.	Tax Differential Payment.

a.
Calculation. For the taxable years in which Trailing Benefit Tax Liabilities are incurred, the Tax Firm will also be engaged by the Company to calculate (x) the amount paid by Executive in respect of the Trailing Benefit Tax Liabilities incurred in the Relocation Jurisdiction for such taxable year minus (y) the amount Executive would have paid in respect of the Trailing Benefit Tax Liabilities for such taxable year had his location of employment been the Original Jurisdiction (the “Tax Differential Calculation”) each year following the completion of Executive’s U.S. Federal income tax returns for the prior taxable year.

b.	Amount.

i.
If the Tax Differential Calculation for the applicable taxable year is greater than or equal to ONE HUNDRED THOUSAND DOLLARS ($100,000), at the first regularly scheduled Committee meeting following the receipt by the Company of the Tax Differential Calculation from the Tax Firm (provided, however, that such calculation must be received no later than 15 calendar days prior to the Committee meeting in order to be considered at such meeting or it shall fall into the business of the next regularly scheduled Committee meeting thereafter), the Committee shall, in its absolute and sole discretion, determine whether a payment in respect of the Trailing Tax Benefit Liabilities for the prior taxable year (the “Tax Differential Payment ”) in excess of $100,000 shall be made to Executive, and, if so, the amount of such Tax Differential Payment, provided that such Tax Differential Payment payable pursuant this Section 3.b.i. shall in no event be less than ONE HUNDRED THOUSAND DOLLARS ($100,000). In making such determination the Committee shall consider the Tax Differential Calculation. For the avoidance of doubt, in no event shall the Tax Differential Calculation in excess of ONE HUNDRED THOUSAND DOLLARS $100,0000 be binding on the Committee. For avoidance of doubt, Executive shall have no legally binding right to receive any amount in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000) pursuant to this Section 3.b.i.

ii.
If the Tax Differential Calculation for the applicable taxable year is less than ONE HUNDRED THOUSAND DOLLARS ($100,000), the Tax Differential Payment for such applicable taxable year shall equal the Tax Differential Calculation.

c.
Timing of Payment. Each Tax Differential Payment shall be paid by the Company in one installment as soon as practically possible following the later of the (i) approval of such Tax Differential Payment by the Committee, if applicable, or (ii) receipt by the Company of the

Tax Differential Calculation from the Tax Firm (each, a “Payment Date”), in each case, so long as Executive remains continuously employed by the Company from the Effective Date through each Payment Date. Notwithstanding anything in this Agreement to the contrary, all Tax Differential Payments shall be made no later than December 31 of the calendar year following the calendar year in which Executive’s U.S. Federal income tax return is required to be filed (including any extensions) for the Trailing Benefits subject to such Tax Differential Payment.

d.
Tax Treatment. Solely for tax purposes, the Tax Differential Payment will be treated as wages subject to applicable tax withholding. The Executive is responsible for any tax withholding on the Tax Differential Payment and will not seek reimbursement from the Company for any such withholding. In no event will the Company bear the cost of any taxes, interest, penalties, audit response/defense, or related services Executive may incur that are not specifically set forth in Section 2 or Section 3.b., including any taxes or other amounts arising by virtue of any Tax Differential Payment or any subsequent changes in the amount of any taxes payable by Executive as a result of a determination by a taxing authority, the filing of an amended tax return or otherwise.

e.
Restrictions. The Tax Differential Payment may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Tax Differential Payment shall be void and unenforceable against the Company.

4.	Responsibility for Taxes.

a.
Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to the Tax Differential Payment and legally applicable to Executive (“Tax-Related Items”), Executive acknowledges that the ultimate liability for all Tax-Related Items is and remains Executive’s responsibility and may exceed the amount actually withheld by the Company. Executive further acknowledges that the Company (x) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Tax Differential Payment (or any portion thereof) or Executive’s receipt thereof; and (y) does not commit to and is under no obligation to structure the terms or any aspect of this Agreement or the Tax Differential Payment to reduce or eliminate Executive’s liability for Tax-Related Items or achieve any particular tax result.

b.
Executive authorizes the Company or its agent to satisfy the obligations with regard to all Tax-Related Items by withholding cash amounts from any Tax Differential Payment (or any portion thereof). The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts, maximum withholding rates or other applicable withholding rates.

5.
At-Will Employment. Executive’s employment is at-will and may be terminated by either Executive or Company at any time and for any reason. Neither this Agreement, nor the payment of any Tax Differential Payment should be construed as a guarantee of employment for any specific period of time.

6.	Miscellaneous.

a.
Interpretations. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all Parties.

b.	Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and Executive and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Company and Executive, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

c.
Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

d.
Governing Law; Arbitration. This Agreement will be interpreted under the laws of the state of Oregon, exclusive of choice of law rules. Venue and jurisdiction will be in the state or federal courts in Washington County, Oregon, and nowhere else. In the event either Party institutes litigation hereunder, the prevailing Party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the Parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

e.
Waiver. In accepting the Tax Differential Payment , Executive acknowledges, understands and agrees that: (i) the Tax Differential Payment is voluntary and occasional and does not create any contractual or other right to receive future payment, awards, or benefits in lieu of payments or awards, even if similar payments or awards have been provided repeatedly in the past; and (ii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Tax Differential Payment resulting from Executive’s termination of continuous employment by the Company (for any reason whatsoever and whether or not later found to be invalid or in breach of any employment law in the country where Executive resides and/or is employed), and in consideration of the Tax Differential Payment to which Executive is otherwise not entitled, Executive irrevocably agrees never to institute any claim against the Company, waives his ability, if any, to bring any such claim, and releases the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting the Tax Differential Payment (or any portion thereof), Executive shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

f.
No Advice. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding this Agreement, the payment of the Tax Differential Payment or Executive’s receipt thereof. Executive is hereby advised to consult with his own personal tax, legal and financial advisors regarding this Agreement and any Tax Differential Payment.

g.	Notices. Executive should send all written notices regarding this Agreement to the Company at the following address:
Columbia Sportswear Company
Attention: General Counsel
4375 NW Science Park Drive
Portland, OR
97229

h.
Amendments. The Company may amend this Agreement at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without Executive’s consent, if such action would materially diminish any of Executive’s rights under this Agreement. The Company reserves the right to impose other requirements on the Tax Differential Payment and any payments receipt in respect thereof to the extent the Company determines it is necessary or advisable under applicable law

i.
Entire Agreement. This Agreement and any schedules, exhibits and other documents referred to herein and therein constitute the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

j.
Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement shall remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

k.
Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

l.
Waiver. Executive acknowledges that a waiver by the Company of any provision of this Agreement or of a breach by Executive shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by Executive.

m.
Section 409A. Payments under this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement will be interpreted consistently with such intent. Notwithstanding the foregoing, the Company makes no representations that this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to this Agreement. To the extent that the provision of in-kind benefits under this Agreement is subject to Section 409A of the Code, (i) the amount of such in-kind benefits to be provided during any one calendar year shall not affect the amount of in-kind benefits to be provided in any other calendar year; and (ii) Executive’s right to receive such in-kind benefits shall not be subject to liquidation or exchange for another benefit.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date set forth in the first paragraph.

COLUMBIA SPORTSWEAR COMPANY

By: /s/ Peter Bragdon
Name: Peter Bragdon
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
EXECUTIVE

By: /s/ Franco Fogliato
Name: Franco Fogliato

Exhibit A
Trailing Benefits

Franco Fogliato - Trailing Liability List

U S Arrival Date: 9/4/17

Swiss Employment Ended: 7/31/17

Equity Award Type	Option No.	Grant Date	Vest Date	Exercise Date	Grant Price	Shares	Tax Return
NQ	90001216	1/30/2014	1/30/2015	2/12/2018	$ 38.155	2314	2018 Tax Return
NQ	90001216	1/30/2014	1/30/2016	2/12/2018	$ 38.155	2314	2018 Tax Return
NQ	90001216	1/30/2014	1/30/2017	2/12/2018	$ 38.155	2312	2018 Tax Return
NQ	90001216	1/30/2014	1/30/2018	2/12/2018	$ 38.155	2312	2018 Tax Return
						9252	
NQ	90001427	1/29/2015	1/29/2016	2/11/2019	$ 43.45	2224	2019 Tax Return
NQ	90001427	1/29/2015	1/29/2017	2/11/2019	$ 43.45	2223	2019 Tax Return
NQ	90001427	1/29/2015	1/29/2018	2/11/2019	$ 43.45	2223	2019 Tax Return
NQ	90001427	1/29/2015	1/29/2019	2/11/2019	$ 43.45	2223	2019 Tax Return
						8893	
NQ	90001675	1/28/2016	1/28/2017	TBD	$ 53.35	2,029	TBD
NQ	90001675	1/28/2016	1/28/2018	TBD	$ 53.35	2,028	TBD
NQ	90001675	1/28/2016	1/28/2019	TBD	$ 53.35	2,028	TBD
NQ	90001675	1/28/2016	1/28/2020	TBD	$ 53.35	2,028	TBD
						8,113	
NQ	90001932	1/26/2017	1/26/2018	TBD	$ 55.53	1,954	TBD
NQ	90001932	1/26/2017	1/26/2019	TBD	$ 55.53	1,954	TBD
NQ	90001932	1/26/2017	1/26/2020	TBD	$ 55.53	1,953	TBD
NQ	90001932	1/26/2017	1/26/2021	TBD	$ 55.53	1,953	TBD
						7,814	
NQ	90002188	7/20/2017	7/20/2018	TBD	$ 57.95	938	TBD
NQ	90002188	7/20/2017	7/20/2019	TBD	$ 57.95	938	TBD
NQ	90002188	7/20/2017	7/20/2020	TBD	$ 57.95	938	TBD
NQ	90002188	7/20/2017	7/20/2021	TBD	$ 57.95	937	TBD
						3,751	
RSU	RS003910	1/30/2014	2/1/2018	N\A	$ -	518	2018 Tax Return
RSU	RS004585	1/29/2015	2/1/2018	N\A	$ -	456	2018 Tax Return
RSU	RS004585	1/29/2015	2/1/2019	N\A	$ -	456	2019 Tax Return
						912	
RSU	RS005359	1/28/2016	2/1/2018	N\A	$ -	493	2018 Tax Return
RSU	RS005359	1/28/2016	2/1/2019	N\A	$ -	493	2019 Tax Return
RSU	RS005359	1/28/2016	2/1/2020	N\A	$ -	493	2020 Tax Return
						1,479	
RSU	RS006132	1/26/2017	2/1/2018	N\A	$ -	475	2018 Tax Return
RSU	RS006132	1/26/2017	2/1/2019	N\A	$ -	475	2019 Tax Return
RSU	RS006132	1/26/2017	2/1/2020	N\A	$ -	474	2020 Tax Return
RSU	RS006132	1/26/2017	2/1/2021	N\A	$ -	474	2021 Tax Return
						1,898	
RSU	RS006974	7/20/2017	8/1/2018	N\A	$ -	227	2018 Tax Return
RSU	RS006974	7/20/2017	8/1/2019	N\A	$ -	227	2019 Tax Return
RSU	RS006974	7/20/2017	8/1/2020	N\A	$ -	227	2020 Tax Return
RSU	RS006974	7/20/2017	8/1/2021	N\A	$ -	226	2021 Tax Return
						907	

Other Awards	Perf. Period	Vest Date	Payment Date	Total Payout	Tax Return
Long-Term Cash	FY 2017	12/31/2017	2/23/2018	$ 159,000	2018 Tax Return
Annual Bonus	FY 2017	12/31/2017	3/9/2018	$ 406,250	2018 Tax Return